Standard Industrial Classification Code 3826

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2009

Arrayit Corporation

(Formerly Integrated Media Holdings, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

524 East Weddell Drive
Sunnyvale, CA  94089
(Address of principal executive offices)

Rene Schena
524 East Weddell Drive
Sunnyvale, CA  94089
(Name and address of agent for service)

408-744-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 –  Other Events

     Effective Thursday, March 19, 2009, the final steps of the business combination with Integrated Media Holdings, Inc. has been completed and the Company’s common stock will begin trading on the OTC Bulletin Boards as “ARYC”. In addition, the company name has changed, has reincorporated to Nevada from Delaware, and reverse split its common stock and Series A Convertible Preferred stock in the ratio of one for thirty shares.

ITEM 9.01 –  Financial Statements and Exhibits

Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation

Date: March 19, 2009	By: /s/ Rene A. Schena
Name: Rene A. Schena Title: Chief Executive Officer

Exhibit 9.01
Press Release

ARRAYIT CORPORATION TRADING UNDER NEW SYMBOL “ARYC”

Sunnyvale, CA—Arrayit Corporation (OTC BB: ARYC), a leader of proprietary life science technologies founded on the Company’s vast microarray technology products, announced today that the final steps of the business combination with Integrated Media Holdings, Inc. has been completed, and thus will begin trading on the OTC Bulletin Boards as “ARYC” effective Thursday, March 19, 2009.

“This symbol approval concludes a long process of going public, and we are very pleased to have completed the final step in our move to enter the public arena and prepare to obtain capital for rapid expansion of our existing product line. With ARYC as our new ticker symbol, we can now better leverage our Company’s intellectual properties in the public markets to further Arrayit’s business objectives,” stated Ms. Rene Schena, Chief Executive Officer. “Our move from being privately held to a publicly held company has also resulted in us re-domiciling, as well as completing a reverse split of our common stock,” she continued.

Arrayit Corporation, formerly Integrated Media Holdings, Inc., has completed approval to change the name of the entity, re-domiciling to Nevada from Delaware, and completing a reverse stock split of one for 30 shares.

About Arrayit Corporation

Arrayit Corporation, headquartered in Sunnyvale, California, leads and empowers the genetic, research, pharmaceutical, and diagnostic communities through the discovery, development and manufacture of proprietary life science technologies and consumables for disease prevention, treatment and cure. It now offers over 650 products to a customer base of more than 2,500 laboratories worldwide, including most every major university, pharmaceutical and biotech company, major agricultural and chemical company, government agency, national research foundation and many private sector enterprises. Please visit www.arrayit.com for more information.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the biomedical business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions, the outcome of our legal disputes; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Arrayit and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q/A for the fiscal first quarter ended March 31, 2008 and Form 10-Q for the fiscal second quarter ended June 30, 2008.

     Contact:
     Arrayit Corporation
     Email:  investorinfo@arrayit.com
     Website: http://www.arrayit.com